UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2004

Commission File No.: 0-26823

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	73-1564280
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 600, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In accordance with General Instruction B.2. of Form 8-K, the following information and the exhibits referenced therein is being furnished pursuant to Item 2.02 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

MC Mining Mine Fire

On December 26, 2004, MC Mining, LLC’s (“MC Mining”) Excel No. 3 mine was temporarily idled following the occurrence of a mine fire (the “MC Mining Fire Incident”). The fire was discovered by mine personnel near the bottom of the Excel No. 3 mine slope late in the evening of December 25, 2004.

Under a firefighting plan developed by MC Mining, in cooperation with mine emergency response teams from the U.S. Department of Labor’s Mine Safety and Health Administration (“MSHA”) and Kentucky Office of Mine Safety and Licensing (“OSML”), the four portals at the Excel No. 3 mine were temporarily capped to deprive the fire of oxygen. A series of boreholes were then drilled into the fire area to further suppress the fire. As a result of these efforts, the mine atmosphere was rendered substantially inert, or without oxygen, and the Excel No. 3 mine fire was effectively suppressed. MC Mining then began construction of temporary and permanent barriers designed to completely isolate the mine fire area. Once the construction of the permanent barriers was completed, MC Mining began efforts to repair and rehabilitate the Excel No. 3 mine infrastructure. On February 21, 2005, the repair and rehabilitation efforts had progressed sufficiently to allow initial resumption of production. Production is gradually increasing to anticipated levels, but continues to be adversely impacted by inefficiencies attributable to or associated with the MC Mining Fire Incident.

The Partnership maintains commercial property (including business interruption and extra expense) insurance policies with various underwriters (the “Underwriters”), which policies are renewed annually in October and provide for self-retention and various applicable deductibles, including certain monetary and/or time element forms of deductibles, (collectively, the “2005 Deductibles”) and 10% co-insurance (“2005 Co-Insurance”). The Partnership believes such insurance coverage will cover a substantial portion of the total cost of the disruption to MC Mining’s operations. However, until the claim is resolved with the applicable Underwriters, the Partnership can make no assurance of the amount or timing of recovery of such insurance proceeds.

The Partnership made an initial estimate of certain costs primarily associated with activities relating to the suppression of the fire and the initial resumption of operations. Operating expenses for the 2004 fourth quarter were increased by $4.1 million to reflect an initial estimate of certain minimum costs attributable to the MC Mining Fire Incident that are not reimbursable under the Partnership’s insurance policies due to the application of the 2005 Deductibles and 2005 Co-Insurance.

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On April 6, 2005, the Partnership submitted to a representative of the Underwriters a preliminary estimate of the expenses and losses (including business interruption losses) incurred by MC Mining and other affiliates arising from or in connection with the MC Mining Fire Incident (the “Insurance Claim”). The accounting for any future payments, if any, made to the Partnership by the Underwriters will be subject to the accounting methodology described below. Currently, the Partnership continues to evaluate its potential insurance recoveries under the applicable insurance policies in the following areas:

1.	Fire Brigade/Extinguishing/Mine Recovery Expense; Expenses to Reduce Loss; Debris Removal Expenses; Demolition and Increased Cost of Construction; Expediting Expenses; and Extra Expenses incurred as a result of the fire – These expenses and other costs (e.g. professional fees) associated with extinguishing the fire, reducing the overall loss, demolition of certain property and removal of debris, expediting the recovery from the loss, and extra expenses that would have not been incurred by the Partnership but for the MC Mining Fire Incident are being expensed as incurred, with related actual and/or estimated insurance recoveries recorded as they are considered to be probable, up to the amount of the actual cost incurred.

2.	Damage to MC Mining mine property — The net book value of property destroyed, which is currently estimated at $104,000, was written off in the first quarter of 2005, with a corresponding amount recorded as an estimated insurance recovery, since such recovery is considered probable. Any insurance proceeds from the claims relating to the MC Mining mine property (other than amounts relating to the matters discussed in 1. above) that exceed the net book value of such damaged property are expected to result in a gain. The anticipated gain will be recorded as the insurance claim is resolved and proceeds are received.

3.	MC Mining mine business interruption losses – The Partnership has submitted to a representative of the Underwriters an initial business interruption loss analysis for the period of December 24, 2004 through March 31, 2005. Expenses associated with business interruption losses are expensed as incurred, and estimated insurance recoveries of such losses are recognized to the extent such recoveries are considered to be probable. Recoveries in excess of actual costs incurred will be recorded as gains when the Insurance Claim is resolved and/or proceeds are received.

Pursuant to the accounting methodology described above, (a) the Partnership has recorded $9.2 million as an offset to operating expenses during the three months ended March 31, 2005, which amount represents the current estimated insurance recovery of actual costs incurred net of the 2005 Deductibles and 2005 Co-Insurance. The Partnership continues to discuss the Insurance Claim and the determination of the total claim amount with representatives of the Underwriters. The Insurance Claim will continue to be developed as additional information becomes available and the Partnership has completed its assessment of the losses

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(including the methodologies associates therewith) arising from or in connection with the MC Mining Fire Incident. At this time, based on the magnitude and complexity of the Insurance Claim, the Partnership is presently unable to reasonably estimate the total amount of the Insurance Claim as well as its exposure, if any, for amounts not covered by its insurance program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: April 21, 2005

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